Exhibit 99.1

For Immediate Release

For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2266
Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC. REPORTS
EARNINGS OF $9.9 MILLION FOR FOURTH QUARTER 2011

•	Net income of $9.9 million, or 12 cents per share
•	Loans stable with prior quarter, first time since March 2008
•	Core transaction deposits up $266 million, or 10 percent, for the year
•	Nonperforming assets decline to $160 million, or 2.3 percent of assets
•	New director appointed

BLAIRSVILLE, GA – January 25, 2012 – United Community Banks, Inc. (NASDAQ: UCBI) today reported net income of $9.9 million, or 12 cents per share, for the fourth quarter of 2011.  The fourth quarter results included, among other items, a higher level of foreclosure costs reflecting an increase in sales activities, as well as the positive impact of a $3.5 million reversal of a previously established reserve related to the settlement of a state tax dispute.

The 2011 net loss of $227 million primarily reflects significant credit costs in the first quarter incurred in connection with United’s problem asset disposition plan. The plan was executed in connection with raising $380 million of new capital in March 2011.

“United is moving forward with a sound balance sheet and strong capital structure.  This is beginning to be demonstrated in our financial results including the fourth quarter profit,” stated Jimmy Tallent, United’s president and chief executive officer.  “Our core pre-tax, pre-credit earnings, excluding one-time items, were above the third quarter.  We continued to dispose of problem assets aggressively.  We believe the remaining credit challenges are manageable and while we are not invulnerable to the still-fragile economy, our expectation is continued profitability during 2012.”

Total loans were $4.1 billion at quarter-end, equal to third quarter and down $494 million from a year earlier.  “We have worked diligently to reverse the trend of declining loan balances, and achieved great progress toward that goal during 2011,” stated Tallent.  “The $494 million decline included $410 million in the first quarter, primarily from the bulk loan sale and de-risking of our balance sheet, which were strategic components of our problem asset disposition plan.  We are now in a position to prudently rebuild our loan portfolio and grow net interest revenue and earnings.  We are encouraged to have $182 million of new loan commitments with $147 million funded in the fourth quarter and $542 million of new loan commitments with $392 million funded in the full year.  The majority were commercial loans.”

The fourth quarter provision for loan losses was $14 million, down from an operating provision of $47.7 million a year ago which excluded a recovery of $11.7 million related to a 2007 fraud-related loan charge-off.  The third quarter 2011 provision for loan losses was $36 million, including $25 million specifically related to United’s largest loan relationship.

Net charge-offs for the fourth quarter were $45.6 million, compared to $17.5 million for the third quarter and down from $47.7 million in operating net charge-offs a year ago.  Fourth quarter 2011 net charge-offs included the $25 million charge-off related to a large loan relationship that was reserved for in the third quarter of 2011.  Nonperforming assets decreased $28 million during the fourth quarter to $160 million at December 31, 2011, primarily related to this $25 million partial charge-off.

“Nonperforming assets have been written down to levels that should allow for continued liquidation without significant losses,” Tallent said.  “Total nonperforming assets will continue to be impacted by our ability to liquidate foreclosed properties, and also could be affected by uneven levels of nonperforming loan inflows and charge-offs.  Looking ahead, we expect our overall credit trends to improve during 2012, although not necessarily on a straight line.”

Taxable equivalent net interest revenue of $59.1 million declined slightly from the third quarter.  Compared with the fourth quarter of 2010, net interest revenue declined $1.1 million, primarily due to a decrease in interest revenue resulting from a $593 million reduction in average loan balances.  The effect of this reduction was significantly offset by lower interest expense due to reductions in deposit rates.  Net interest margin was 3.51 percent for the fourth quarter of 2011, down seven basis points from a year ago and four basis points from the third quarter.

“Loan and deposit growth are key for increasing core earnings,” Tallent commented.  “The weak economy has created a highly competitive environment for good, quality loans and recognizing this, we are gaining traction with the addition of seasoned lenders in key markets.  We have had tremendous success attracting core transaction deposits – increasing the balance by $266 million in 2011, or 10 percent, from a year ago and we remain sharply focused on growing core deposits.  This focus continues is 2012.”

Fee revenue was $12.7 million in the fourth quarter of 2011, compared to $11.5 million in the third quarter and $12.4 million a year ago.  Service charges and fees were $7.2 million, up $209,000 from a year ago, due primarily to a $434,000 increase in ATM and debit card revenue, which totaled $3.0 million.  However, these fees were partially offset by a $295,000 decline in overdraft fees resulting from lower volumes.  Mortgage fees of $1.8 million were up $677,000 from the third quarter and down $43,000 from a year ago.  The comparisons to prior periods are significantly influenced by the interest rate environment and refinancing activities.

Other fee revenue of $2.8 million reflected an increase of $828,000 from the third quarter of 2011, and an increase of $51,000 from the fourth quarter of 2010.  The increase from the third quarter was primarily due to the recognition of a $728,000 gain from the sale of low-income housing tax credits, while the fourth quarter of 2010 included a similar gain.  Also included in each period was the recognition of deferred gains relating to the ineffectiveness of terminated cash flow hedges on certain prime-based loans. Hedge ineffectiveness gains recognized in the fourth quarter were $313,000, compared with $575,000 in the third quarter and $400,000 a year ago.

Excluding foreclosed property costs, fourth quarter 2011 operating expenses were $41.8 million, down from the third quarter of 2011 and fourth quarter of 2010 by $1.9 million and $2.5 million, respectively.  The decrease from the third quarter was mostly in salaries and employee benefits.  The decrease from a year ago was mostly due to lower professional fees, a lower FDIC assessment and lower salaries and employee benefits.

Foreclosed property costs for the fourth quarter of 2011 were $9.3 million as compared to $2.8 million last quarter and $20.6 million a year ago.  The fourth quarter of 2011 included $2.4 million for maintenance of foreclosed properties and $6.9 million in net losses and write-downs on properties.  For the third quarter of 2011, foreclosed property costs included $1.8 million in maintenance and $968,000 in net losses and write-downs.  Fourth quarter 2010 costs included $4.8 million in maintenance and $15.8 million in net write-downs and losses.

The income tax benefit for the fourth quarter included the release of $3.5 million from a previously established reserve for uncertain tax positions upon the settlement of a state tax dispute.  United’s third quarter tax benefit also included the release of approximately $1.1 million in reserves for uncertain tax positions relating to state tax returns that have expired. Excluding these items, the tax provision for both periods was minimal due to the full deferred tax asset valuation allowance.

“Earlier this month we announced we would record a full valuation allowance for our net deferred tax asset, and that we would restate our previously filed financial reports going back to the fourth quarter of 2010,” Tallent said.  “This restatement results from an ongoing comment process with the SEC which we believe has now been resolved.  While the comment process outcome was disappointing, it had no effect on our positive momentum and outlook.”

Tallent continued, “The full valuation allowance results from a difference in judgment regarding the weighting of evidence supporting our deferred tax asset.  We are now placing more weight on the objective negative evidence represented by our recent cumulative losses rather than the more subjective positive evidence represented by our future earnings forecasts.  Once we have achieved sustained profitability and improved credit performance such that the weighting of the evidence shifts, we would expect to be able to reverse the valuation allowance.  At December 31, 2011, the $268 million valuation allowance reduced Tangible Book Value per share by $4.65 and Tangible Common Equity-to-Assets ratio by approximately 2.83 percent.

As of December 31, 2011, capital ratios for United were as follows: Tier 1 Risk-Based of 13.6 percent; Tier 1 Leverage of 8.8 percent; and Total Risk-Based of 15.4 percent.  The Tier 1 Common Risk-Based ratio was 8.2 and the Tangible Common Equity-to-Assets ratio was 5.4 percent.

United also reported today that Clifford V. Brokaw, a managing director of Corsair Capital LLC, United’s largest shareholder, has been named to its board of directors, subject to regulatory approval, and to its wholly owned subsidiary, United Community Bank.  Brokaw succeeds Corsair Capital’s previous board appointee, Peter Raskind, who is expected to be named a director of one of the nation’s largest banks.  Under regulatory requirements he is unable to serve as a board member simultaneously on more than one large bank holding company or bank board.  In addition to Corsair, Brokaw has been a managing director of the financial institutions group at Goldman Sachs & Co, worked in the mergers and acquisitions group of J.P. Morgan, and is a director of Torus Insurance Holdings.

“We are delighted to have Cliff join our board,” Tallent said. “He has already been a valuable source for guidance and direction as a board observer over the past nine months, and we look forward to his counsel in an official capacity going forward.”

Conference Call
United will hold a conference call today, Thursday, January 26, 2012, at 11 a.m. ET to discuss the contents of this news release and to share business highlights for the quarter.  To access the call, dial (877) 380-5665 and use the conference number 41622107.  The conference call also will be webcast and can be accessed by selecting ‘Calendar of Events’ within the Investor Relations section of the United’s website at www.ucbi.com.

About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks, Inc. is the third-largest bank holding company in Georgia. United has assets of $7.0 billion and operates 27 community banks with 106 banking offices throughout north Georgia, the Atlanta region, coastal Georgia, western North Carolina and east Tennessee.  United specializes in providing personalized community banking services to individuals and small to mid-size businesses and also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United’s common stock is listed on the Nasdaq Global Select Market under the symbol UCBI.  Additional information may be found at United’s web site at www.ucbi.com.

Safe Harbor
This news release contains forward-looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment.  These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements.  For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission including its 2010 Annual Report on Form 10-Kand Quarterly Reports on Form 10-Q for the periods ended June 30, 2011 and September 30, 2011 under the sections entitled “Forward-Looking Statements” and “Risk Factors” and in United’s Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

# # #

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information
								Fourth
	2011						2010	Quarter		For the Twelve			YTD
(in thousands, except per share	Fourth	Third		Second	First		Fourth	2011-2010		Months Ended			2011-2010
data; taxable equivalent)	Quarter	Quarter		Quarter	Quarter		Quarter	Change		2011		2010	Change
INCOME SUMMARY
Interest revenue	$71,905	$74,543		$76,931	$75,965		$81,215			$299,344		$343,123
Interest expense	12,855	15,262		17,985	19,573		21,083			65,675		100,071
Net interest revenue	59,050	59,281		58,946	56,392		60,132	(2	) %	233,669		243,052	(4	) %
Operating provision for loan losses (1)	14,000	36,000		11,000	190,000		47,750			251,000		234,750
Fee revenue (2)	12,667	11,498		13,905	11,838		12,442	2		49,908		48,548	3
Total operating revenue (1)(2)	57,717	34,779		61,851	(121,770)		24,824			32,577		56,850
Operating expenses (3)	51,080	46,520		48,728	115,271		64,918	(21)		261,599		242,952	8
Loss on sale of nonperforming assets	-	-		-	-		-			-		45,349
Operating income (loss) from continuing operations before income taxes	6,637	(11,741)		13,123	(237,041)		(40,094)			(229,022)		(231,451)
Operating income tax expense (benefit)	(3,264)	(402)		1,095	295		144,760			(2,276)		73,218
Net operating income (loss) from continuing operations (1)(2)(3)	9,901	(11,339)		12,028	(237,336)		(184,854)			(226,746)		(304,669)
Noncash goodwill impairment charges	-	-		-	-		-			-		(210,590)
Partial reversal of fraud loss provision	-	-		-	-		11,750			-		11,750
Loss from discontinued operations	-	-		-	-		-			-		(101)
Gain from sale of subsidiary	-	-		-	-		-			-		1,266
Net income (loss)	9,901	(11,339)		12,028	(237,336)		(173,104)			(226,746)		(502,344)
Preferred dividends and discount accretion	3,025	3,019		3,016	2,778		2,586			11,838		10,316
Net income (loss) available to common shareholders	$6,876	$(14,358)		$9,012	$(240,114)		$(175,690)			$(238,584)		$(512,660)

PERFORMANCE MEASURES
Per common share:
Diluted operating income (loss) from continuing operations (1)(2)(3)	$.12	$(.25)		$.16	$(13.00)		$(9.87)			$(5.97)		$(16.64)
Diluted income (loss) from continuing operations	.12	(.25)		.16	(13.00)		(9.25)			(5.97)		(27.15)
Diluted income (loss)	.12	(.25)		.16	(13.00)		(9.25)			(5.97)		(27.09)
Book value	6.62	6.77		7.11	2.20		15.40	(57)		6.62		15.40	(57)
Tangible book value (5)	6.47	6.61		6.94	1.69		14.80	(56)		6.47		14.80	(56)

Key performance ratios:
Return on equity (4)(6)	7.40%	(15.06	) %	42.60%	(526.54	) %	(196.10)%			(93.57	) %	(85.08)%
Return on assets (6)	.56	(.64)		.66	(13.04)		(9.47)			(3.15)		(6.61)
Net interest margin (6)	3.51	3.55		3.41	3.30		3.58			3.44		3.56
Operating efficiency ratio from continuing operations (2)(3)	71.23	65.73		66.88	169.08		89.45			92.27		98.98
Equity to assets	8.28	8.55		8.06	6.15		7.80			7.75		10.77
Tangible equity to assets (5)	8.16	8.42		7.93	6.01		7.64			7.62		8.88
Tangible common equity to assets (5)	5.38	5.65		1.37	2.70		5.22			3.74		6.52
Tangible common equity to risk-weighted assets (5)	8.22	8.52		8.69	.75		5.64			8.22		5.64

ASSET QUALITY *
Non-performing loans	$127,479	$144,484		$71,065	$83,769		$179,094			$127,479		$179,094
Foreclosed properties	32,859	44,263		47,584	54,378		142,208			32,859		142,208
Total non-performing assets (NPAs)	160,338	188,747		118,649	138,147		321,302			160,338		321,302
Allowance for loan losses	114,468	146,092		127,638	133,121		174,695			114,468		174,695
Operating net charge-offs (1)	45,624	17,546		16,483	231,574		47,668			311,227		215,657
Allowance for loan losses to loans	2.79%	3.55%		3.07%	3.17%		3.79%			2.79%		3.79%
Operating net charge-offs to average loans (1)(6)	4.39	1.68		1.58	20.71		4.03			7.33		4.42
NPAs to loans and foreclosed properties	3.87	4.54		2.82	3.25		6.77			3.87		6.77
NPAs to total assets	2.30	2.74		1.66	1.79		4.42			2.30		4.42

AVERAGE BALANCES ($ in millions)
Loans	$4,175	$4,194		$4,266	$4,599		$4,768	(12)		$4,307		$4,961	(13)
Investment securities	2,141	2,150		2,074	1,625		1,354	58		1,999		1,453	38
Earning assets	6,688	6,630		6,924	6,902		6,680	-		6,785		6,822	(1)
Total assets	7,019	7,000		7,363	7,379		7,254	(3)		7,189		7,605	(5)
Deposits	6,115	6,061		6,372	6,560		6,294	(3)		6,275		6,373	(2)
Shareholders’ equity	581	598		594	454		566	3		557		819	(32)
Common shares - basic (thousands)	57,646	57,599		25,427	18,466		18,984			39,943		18,925
Common shares - diluted (thousands)	57,646	57,599		57,543	18,466		18,984			39,943		18,925

AT PERIOD END ($ in millions)
Loans *	$4,110	$4,110		$4,163	$4,194		$4,604	(11)		$4,110		$4,604	(11)
Investment securities	2,120	2,123		2,188	1,884		1,490	42		2,120		1,490	42
Total assets	6,983	6,894		7,152	7,709		7,276	(4)		6,983		7,276	(4)
Deposits	6,098	6,005		6,183	6,598		6,469	(6)		6,098		6,469	(6)
Shareholders’ equity	575	583		603	586		469	23		575		469	23
Common shares outstanding (thousands)	57,561	57,510		57,469	20,903		18,937			57,561		18,937

(1) Excludes the partial reversal of a previously established provision for fraud-related loan losses of $11.8 million in the fourth quarter of 2010.  Operating charge-offs also exclude the $11.8 million related partial recovery of the previously charged off amount. (2)  Excludes revenue generated by discontinued operations in the first quarter of 2010. (3)  Excludes the goodwill impairment charge of $211 million in the third quarter of 2010 and expenses relating to discontinued operations in the first quarter of 2010.  (4)  Net loss available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).  (5)  Excludes effect of acquisition related intangibles and associated amortization.  (6)  Annualized.
* Excludes loans and foreclosed properties covered by loss sharing agreements with the FDIC.

UNITED COMMUNITY BANKS, INC.
Selected Financial Information
For the Years Ended December 31,
(in thousands, except per share data;
taxable equivalent)	2011		2010		2009		2008		2007
INCOME SUMMARY
Net interest revenue	$233,669		$243,052		$245,227		$238,704		$274,483
Operating provision for loan losses (1)	251,000		234,750		310,000		184,000		37,600
Operating fee revenue (2)	49,908		48,548		50,964		46,081		53,701
Total operating revenue (1)(2)	32,577		56,850		(13,809)		100,785		290,584
Operating expenses (3)	261,599		242,952		217,050		200,335		181,730
Loss on sale of nonperforming assets	-		45,349		-		-		-
Operating (loss) income from continuing operations before taxes	(229,022)		(231,451)		(230,859)		(99,550)		108,854
Operating income taxes	(2,276)		73,218		(91,754)		(35,651)		40,266
Net operating (loss) income from continuing operations	(226,746)		(304,669)		(139,105)		(63,899)		68,588
Gain from acquisition, net of tax	-		-		7,062		-		-
Noncash goodwill impairment charges	-		(210,590)		(95,000)		-		-
Severance cost, net of tax benefit	-		-		(1,797)		-		-
Fraud loss provision and subsequent recovery, net of tax benefit	-		11,750		-		-		(10,998)
Net (loss) income from discontinued operations	-		(101)		513		449		403
Gain from sale of subsidiary, net of income taxes and selling costs	-		1,266		-		-		-
Net (loss) income	(226,746)		(502,344)		(228,327)		(63,450)		57,993
Preferred dividends and discount accretion	11,838		10,316		10,242		724		18
Net (loss) income available to common shareholders	$(238,584)		$(512,660)		$(238,569)		$(64,174)		$57,975

PERFORMANCE MEASURES
Per common share:
Diluted operating (loss) earnings from continuing operations (1)(2)(3)	$(5.97)		$(16.64)		$(12.37)		$(6.82)		$7.36
Diluted (loss) earnings from continuing operations	(5.97)		(27.15)		(19.80)		(6.82)		6.18
Diluted (loss) earnings	(5.97)		(27.09)		(19.76)		(6.77)		6.22
Cash dividends declared (rounded)	-		-		-		.87		1.73
Stock dividends declared (6)	-		-		3 for 130		2 for 130		-
Book value	6.62		15.40		41.78		84.75		88.52
Tangible book value (5)	6.47		14.80		30.09		51.93		54.62

Key performance ratios:
Return on equity (4)	(93.57	) %	(85.08	) %	(34.40	) %	(7.82	) %	7.79%
Return on assets	(3.15)		(6.61)		(2.76)		(.76)		.75
Net interest margin	3.44		3.56		3.29		3.18		3.88
Operating efficiency ratio from continuing operations (2)(3)	92.27		98.98		73.97		70.00		55.53
Equity to assets	7.75		10.77		11.12		10.22		9.61
Tangible equity to assets (5)	7.62		8.88		8.33		6.67		6.63
Tangible common equity to assets (5)	3.74		6.52		6.15		6.57		6.63
Tangible common equity to risk-weighted assets (5)	8.22		5.64		10.39		8.34		8.21

ASSET QUALITY *
Non-performing loans	$127,479		$179,094		$264,092		$190,723		$28,219
Foreclosed properties	32,859		142,208		120,770		59,768		18,039
Total non-performing assets (NPAs)	160,338		321,302		384,862		250,491		46,258
Allowance for loan losses	114,468		174,695		155,602		122,271		89,423
Operating net charge-offs (1)	311,227		215,657		276,669		151,152		21,834
Allowance for loan losses to loans	2.79%		3.79%		3.02%		2.14%		1.51%
Operating net charge-offs to average loans (1)	7.33		4.42		5.03		2.57		.38
NPAs to loans and foreclosed properties	3.87		6.77		7.30		4.35		.78
NPAs to total assets	2.30		4.42		4.81		2.92		.56

AVERAGE BALANCES ($ in millions)
Loans	$4,307		$4,961		$5,548		$5,891		$5,735
Investment securities	1,999		1,453		1,656		1,489		1,278
Earning assets	6,785		6,822		7,465		7,504		7,071
Total assets	7,189		7,605		8,269		8,319		7,731
Deposits	6,275		6,373		6,713		6,524		6,029
Shareholders’ equity	557		819		920		850		743
Common shares - Basic (thousands)	39,943		18,925		12,075		9,474		9,190
Common shares - Diluted (thousands)	39,943		18,925		12,075		9,474		9,319

AT YEAR END ($ in millions)
Loans *	$4,110		$4,604		$5,151		$5,705		$5,929
Investment securities	2,120		1,490		1,530		1,617		1,357
Total assets	6,983		7,276		8,000		8,592		8,207
Deposits	6,098		6,469		6,628		7,004		6,076
Shareholders’ equity	575		469		962		989		832
Common shares outstanding (thousands)	57,561		18,937		18,809		9,602		9,381

(1) Excludes pre-tax provision for fraud-related loan losses and related charge-offs of $18 million, net of income tax benefit of $7 million in 2007 and subsequent recovery of $11.8 million in 2010.  (2)  Excludes the gain from acquisition of $11.4 million, net of income tax expense of $4.3 million in 2009. (3)  Excludes the goodwill impairment charges of $211 million and $95 million in 2010 and 2009, respectively, and severance costs of $2.9 million, net of income tax benefit of $1.1 million in 2009.  (4)  Net (loss) income available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).  (5)  Excludes effect of acquisition related intangibles and associated amortization.  (6)  Number of new shares issued for shares currently held.
*  Excludes loans and foreclosed properties covered by loss sharing agreements with the FDIC.

UNITED COMMUNITY BANKS, INC.
Operating Earnings to GAAP Earnings Reconciliation
Selected Financial Information

	2011				2010
(in thousands, except per share	Fourth	Third	Second	First	Fourth	For the Twelve Months Ended
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	2011	2010	2009	2008	2007

Interest revenue reconciliation
Interest revenue - taxable equivalent	$71,905	$74,543	$76,931	$75,965	$81,215	$299,344	$343,123	$404,961	$466,969	$550,917
Taxable equivalent adjustment	(423)	(420)	(429)	(435)	(497)	(1,707)	(2,001)	(2,132)	(2,261)	(1,881)
Interest revenue (GAAP)	$71,482	$74,123	$76,502	$75,530	$80,718	$297,637	$341,122	$402,829	$464,708	$549,036

Net interest revenue reconciliation
Net interest revenue - taxable equivalent	$59,050	$59,281	$58,946	$56,392	$60,132	$233,669	$243,052	$245,227	$238,704	$274,483
Taxable equivalent adjustment	(423)	(420)	(429)	(435)	(497)	(1,707)	(2,001)	(2,132)	(2,261)	(1,881)
Net interest revenue (GAAP)	$58,627	$58,861	$58,517	$55,957	$59,635	$231,962	$241,051	$243,095	$236,443	$272,602

Provision for loan losses reconciliation
Operating provision for loan losses	$14,000	$36,000	$11,000	$190,000	$47,750	$251,000	$234,750	$310,000	$184,000	$37,600
Provision for special fraud-related loan loss and partial recovery	-	-	-	-	(11,750)	-	(11,750)	-	-	18,000
Provision for loan losses (GAAP)	$14,000	$36,000	$11,000	$190,000	$36,000	$251,000	$223,000	$310,000	$184,000	$55,600

Fee revenue reconciliation
Operating fee revenue	$12,667	$11,498	$13,905	$11,838	$12,442	$49,908	$48,548	$50,964	$46,081	$53,701
Gain from acquisition	-	-	-	-	-	-	-	11,390	-	-
Fee revenue (GAAP)	$12,667	$11,498	$13,905	$11,838	$12,442	$49,908	$48,548	$62,354	$46,081	$53,701
Total revenue reconciliation
Total operating revenue	$57,717	$34,779	$61,851	$(121,770)	$24,824	$32,577	$56,850	$(13,809)	$100,785	$290,584
Taxable equivalent adjustment	(423)	(420)	(429)	(435)	(497)	(1,707)	(2,001)	(2,132)	(2,261)	(1,881)
Gain from acquisition	-	-	-	-	-	-	-	11,390	-	-
Provision for special fraud-related loan loss and partial recovery	-	-	-	-	11,750	-	11,750	-	-	(18,000)
Total revenue (GAAP)	$57,294	$34,359	$61,422	$(122,205)	$36,077	$30,870	$66,599	$(4,551)	$98,524	$270,703

Expense reconciliation
Operating expense	$51,080	$46,520	$48,728	$115,271	$64,918	$261,599	$288,301	$217,050	$200,335	$181,730
Noncash goodwill impairment charge	-	-	-	-	-	-	210,590	95,000	-	-
Severance costs	-	-	-	-	-	-	-	2,898	-	-
Operating expense (GAAP)	$51,080	$46,520	$48,728	$115,271	$64,918	$261,599	$498,891	$314,948	$200,335	$181,730

Income (loss) from continuing operations before taxes reconciliation
Operating income (loss) from continuing operations before taxes	$6,637	$(11,741)	$13,123	$(237,041)	$(40,094)	$(229,022)	$(231,451)	$(230,859)	$(99,550)	$108,854
Taxable equivalent adjustment	(423)	(420)	(429)	(435)	(497)	(1,707)	(2,001)	(2,132)	(2,261)	(1,881)
Gain from acquisition	-	-	-	-	-	-	-	11,390	-	-
Noncash goodwill impairment charge	-	-	-	-	-	-	(210,590)	(95,000)	-	-
Severance costs	-	-	-	-	-	-	-	(2,898)	-	-
Provision for special fraud-related loan loss and partial recovery	-	-	-	-	11,750	-	11,750	-	-	(18,000)
Income (loss) from continuing operations before taxes (GAAP)	$6,214	$(12,161)	$12,694	$(237,476)	$(28,841)	$(230,729)	$(432,292)	$(319,499)	$(101,811)	$88,973

Income tax (benefit) expense reconciliation
Operating income tax (benefit) expense	$(3,264)	$(402)	$1,095	$295	$144,760	$(2,276)	$73,218	$(91,754)	$(35,651)	$40,266
Taxable equivalent adjustment	(423)	(420)	(429)	(435)	(497)	(1,707)	(2,001)	(2,132)	(2,261)	(1,881)
Gain from acquisition, tax expense	-	-	-	-	-	-	-	4,328	-	-
Severance costs, tax benefit	-	-	-	-	-	-	-	(1,101)	-	-
Provision for special fraud-related loan loss tax benefit	-	-	-	-	-	-	-	-	-	(7,002)
Income tax (benefit) expense (GAAP)	$(3,687)	$(822)	$666	$(140)	$144,263	$(3,983)	$71,217	$(90,659)	$(37,912)	$31,383

Diluted earnings (loss) from continuing operations per common share reconciliation
Diluted operating earnings (loss) from continuing operations per common share	$.12	$(.25)	$.16	$(13.00)	$(9.87)	$(5.97)	$(16.64)	$(12.37)	$(6.82)	$7.36
Gain from acquisition	-	-	-	-	-	-	-	.58	-	-
Noncash goodwill impairment charge	-	-	-	-	-	-	(11.13)	(7.86)	-	-
Severance costs	-	-	-	-	-	-	-	(.15)	-	-
Provision for special fraud-related loan loss and partial recovery	-	-	-	-	.62	-	.62	-	-	(1.18)
Diluted earnings (loss) from continuing operations per common share (GAAP)	$.12	$(.25)	$.16	$(13.00)	$(9.25)	$(5.97)	$(27.15)	$(19.80)	$(6.82)	$6.18

Book value per common share reconciliation
Tangible book value per common share	$6.47	$6.61	$6.94	$1.69	$14.80	$6.47	$14.80	$30.09	$51.93	$54.62
Effect of goodwill and other intangibles	.15	.16	.17	.51	.60	.15	.60	11.69	32.82	33.90
Book value per common share (GAAP)	$6.62	$6.77	$7.11	$2.20	$15.40	$6.62	$15.40	$41.78	$84.75	$88.52

Efficiency ratio from continuing operations reconciliation
Operating efficiency ratio from continuing operations	71.23%	65.73%	66.88%	169.08%	89.45%	92.27%	98.98%	73.97%	70.00%	55.53%
Gain from acquisition	-	-	-	-	-	-	-	(2.77)	-	-
Noncash goodwill impairment charge	-	-	-	-	-	-	72.29	31.17	-	-
Severance costs	-	-	-	-	-	-	-	.95	-	-
Efficiency ratio from continuing operations (GAAP)	71.23%	65.73%	66.88%	169.08%	89.45%	92.27%	171.27%	103.32%	70.00%	55.53%

Average equity to assets reconciliation
Tangible common equity to assets	5.38%	5.65%	1.37%	2.70%	5.22%	3.74%	6.52%	6.15%	6.57%	6.63%
Effect of preferred equity	2.78	2.77	6.56	3.31	2.42	3.88	2.36	2.18	.10	-
Tangible equity to assets	8.16	8.42	7.93	6.01	7.64	7.62	8.88	8.33	6.67	6.63
Effect of goodwill and other intangibles	.12	.13	.13	.14	.16	.13	1.89	2.79	3.55	2.98
Equity to assets (GAAP)	8.28%	8.55%	8.06%	6.15%	7.80%	7.75%	10.77%	11.12%	10.22%	9.61%

Actual tangible common equity to risk-weighted assets reconciliation
Tangible common equity to risk-weighted assets	8.22%	8.52%	8.69%	.75%	5.64%	8.22%	5.64%	10.39%	8.34%	8.21%
Effect of other comprehensive income	(.03)	(.29)	(.42)	(.32)	(.42)	(.03)	(.42)	(.87)	(.91)	(.23)
Effect of deferred tax limitation	-	-	-	-	-	-	-	(1.27)	-	-
Effect of trust preferred	1.18	1.19	1.15	1.13	1.06	1.18	1.06	.97	.88	.65
Effect of preferred equity	4.27	4.33	4.20	5.87	3.53	4.27	3.53	3.19	2.90	-
Tier I capital ratio (Regulatory)	13.64%	13.75%	13.62%	7.43%	9.81%	13.64%	9.81%	12.41%	11.21%	8.63%

Net charge-offs reconciliation
Operating net charge-offs	$45,624	$17,546	$16,483	$231,574	$47,668	$311,227	$215,657	$276,669	$151,152	$21,834
Subsequent partial recovery of fraud-related charge-off	-	-	-	-	(11,750)	-	(11,750)	-	-	18,000
Net charge-offs (GAAP)	$45,624	$17,546	$16,483	$231,574	$35,918	$311,227	$203,907	$276,669	$151,152	$39,834

Net charge-offs to average loans reconciliation
Operating net charge-offs to average loans	4.39%	1.68%	1.58%	20.71%	4.03%	7.33%	4.42%	5.03%	2.57%	.38%
Subsequent partial recovery of fraud-related charge-off	-	-	-	-	(1.00)	-	(.25)	-	-	.31
Net charge-offs to average loans (GAAP)	4.39%	1.68%	1.58%	20.71%	3.03%	7.33%	4.17%	5.03%	2.57%	.69%

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End (1)

	2011				2010	Linked	Year over
	Fourth	Third	Second	First	Fourth	Quarter	Year
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	Change
LOANS BY CATEGORY
Commercial (sec.by RE)	$1,822	$1,771	$1,742	$1,692	$1,761	$51	$61
Commercial construction	164	169	195	213	297	(5)	(133)
Commercial & industrial	428	429	428	431	441	(1)	(13)
Total commercial	2,414	2,369	2,365	2,336	2,499	45	(85)
Residential construction	448	474	502	550	695	(26)	(247)
Residential mortgage	1,135	1,150	1,177	1,187	1,279	(15)	(144)
Consumer / installment	113	117	119	121	131	(4)	(18)
Total loans	$4,110	$4,110	$4,163	$4,194	$4,604	-	(494)

LOANS BY MARKET
Atlanta MSA	$1,220	$1,192	$1,188	$1,179	$1,310	28	(90)
Gainesville MSA	265	272	275	282	312	(7)	(47)
North Georgia	1,426	1,478	1,500	1,531	1,689	(52)	(263)
Western North Carolina	597	607	626	640	702	(10)	(105)
Coastal Georgia	346	316	325	312	335	30	11
East Tennessee	256	245	249	250	256	11	-
Total loans	$4,110	$4,110	$4,163	$4,194	$4,604	-	(494)

RESIDENTIAL CONSTRUCTION
Dirt loans
Acquisition & development	$88	$97	$105	$116	$174	(9)	(86)
Land loans	61	60	62	69	99	1	(38)
Lot loans	207	216	218	228	275	(9)	(68)
Total	356	373	385	413	548	(17)	(192)

House loans
Spec	59	64	74	88	97	(5)	(38)
Sold	33	37	43	49	50	(4)	(17)
Total	92	101	117	137	147	(9)	(55)
Total residential construction	$448	$474	$502	$550	$695	(26)	(247)

RESIDENTIAL CONSTRUCTION - ATLANTA MSA
Dirt loans
Acquisition & development	$17	$19	$20	$22	$30	(2)	(13)
Land loans	14	15	16	19	23	(1)	(9)
Lot loans	22	22	22	24	32	-	(10)
Total	53	56	58	65	85	(3)	(32)

House loans
Spec	27	28	30	34	38	(1)	(11)
Sold	6	8	9	11	10	(2)	(4)
Total	33	36	39	45	48	(3)	(15)
Total residential construction	$86	$92	$97	$110	$133	(6)	(47)

(1)  Excludes total loans of $54.5 million, $57.8 million, $70.8 million, $63.3 million and $68.2 million as of December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, that are covered by the loss-sharing agreement with the FDIC, related to the acquisition of Southern Community Bank.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Year-End (1)

(in millions)	2011	2010	2009	2008	2007
LOANS BY CATEGORY
Commercial (sec. by RE)	$1,822	$1,761	$1,779	$1,627	$1,476
Commercial construction	164	297	363	500	527
Commercial & industrial	428	441	390	410	418
Total commercial	2,414	2,499	2,532	2,537	2,421
Residential construction	448	695	1,050	1,479	1,829
Residential mortgage	1,135	1,279	1,427	1,526	1,502
Consumer / installment	113	131	142	163	177
Total loans	$4,110	$4,604	$5,151	$5,705	$5,929

LOANS BY MARKET
Atlanta MSA	$1,220	$1,310	$1,435	$1,706	$2,002
Gainesville MSA	265	312	390	420	399
North Georgia	1,426	1,689	1,884	2,040	2,060
Western North Carolina	597	702	772	810	806
Coastal Georgia	346	335	405	464	416
East Tennessee	256	256	265	265	246
Total loans	$4,110	$4,604	$5,151	$5,705	$5,929

(1)  Excludes total loans of $54.5 million, $68.2 million and $85.1 million as of December 31, 2011, 2010 and 2009, respectively, that are covered by the loss-sharing agreement with the FDIC, related to the acquisition of Southern Community Bank.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality (1)

	Fourth Quarter 2011			Third Quarter 2011			Second Quarter 2011
(in thousands)	Non-performing Loans	Foreclosed Properties	Total NPAs	Non-performing Loans	Foreclosed Properties	Total NPAs	Non-performing Loans	Foreclosed Properties	Total NPAs
NPAs BY CATEGORY
Commercial (sec.by RE)	$27,322	$9,745	$37,067	$21,998	$8,880	$30,878	$17,764	$6,796	$24,560
Commercial construction	16,655	3,336	19,991	11,370	5,862	17,232	2,782	6,764	9,546
Commercial & industrial	34,613	-	34,613	53,009	-	53,009	1,998	-	1,998
Total commercial	78,590	13,081	91,671	86,377	14,742	101,119	22,544	13,560	36,104
Residential construction	25,523	12,851	38,374	34,472	21,561	56,033	22,643	24,968	47,611
Residential mortgage	22,358	6,927	29,285	22,671	7,960	30,631	24,809	9,056	33,865
Consumer / installment	1,008	-	1,008	964	-	964	1,069	-	1,069
Total NPAs	$127,479	$32,859	$160,338	$144,484	$44,263	$188,747	$71,065	$47,584	$118,649
Balance as a % of
Unpaid Principal	71.3%	35.9%	59.3%	77.8%	33.4%	59.3%	64.5%	32.6%	46.3%

NPAs BY MARKET
Atlanta MSA	$14,480	$6,169	$20,649	$13,350	$12,971	$26,321	$14,700	$11,239	$25,939
Gainesville MSA	2,069	3,760	5,829	5,311	2,495	7,806	4,505	3,174	7,679
North Georgia	88,600	15,136	103,736	105,078	17,467	122,545	28,117	21,278	49,395
Western North Carolina	15,100	5,365	20,465	13,243	7,941	21,184	15,153	8,953	24,106
Coastal Georgia	5,248	1,620	6,868	5,600	2,354	7,954	5,357	2,564	7,921
East Tennessee	1,982	809	2,791	1,902	1,035	2,937	3,233	376	3,609
Total NPAs	$127,479	$32,859	$160,338	$144,484	$44,263	$188,747	$71,065	$47,584	$118,649

NPA ACTIVITY
Beginning Balance	$144,484	$44,263	$188,747	$71,065	$47,584	$118,649	$83,769	$54,378	$138,147
Loans placed on non-accrual	45,675	-	45,675	103,365	-	103,365	35,911	-	35,911
Payments received	(1,884)	-	(1,884)	(3,995)	-	(3,995)	(7,702)	-	(7,702)
Loan charge-offs	(44,757)	-	(44,757)	(15,335)	-	(15,335)	(18,888)	-	(18,888)
Foreclosures	(16,039)	16,039	-	(10,616)	10,616	-	(22,025)	22,025	-
Capitalized costs	-	141	141	-	818	818	-	20	20
Note / property sales	-	(20,651)	(20,651)	-	(13,787)	(13,787)	-	(28,939)	(28,939)
Write downs	-	(3,893)	(3,893)	-	(1,772)	(1,772)	-	(3,118)	(3,118)
Net gains (losses) on sales	-	(3,040)	(3,040)	-	804	804	-	3,218	3,218
Ending Balance	$127,479	$32,859	$160,338	$144,484	$44,263	$188,747	$71,065	$47,584	$118,649

	Fourth Quarter 2011		Third Quarter 2011		Second Quarter 2011 (2)
(in thousands)	Net Charge-Offs	Net Charge- Offs to Average Loans (3)	Net Charge-Offs	Net Charge- Offs to Average Loans (3)	Net Charge-Offs	Net Charge- Offs to Average Loans (3)
NET CHARGE-OFFS BY CATEGORY
Commercial (sec.by RE)	$4,962	1.09%	$2,192	.50%	$3,259	.76%
Commercial construction	3,318	7.88	1,625	3.54	869	1.70
Commercial & industrial	18,940	17.47	420	.39	523	.49
Total commercial	27,220	4.51	4,237	.71	4,651	.79
Residential construction	12,090	10.36	6,381	5.19	6,629	5.04
Residential mortgage	5,887	2.04	6,110	2.09	4,589	1.55
Consumer / installment	427	1.47	818	2.75	614	2.04
Total	$45,624	4.39	$17,546	1.68	$16,483	1.58

NET CHARGE-OFFS BY MARKET
Atlanta MSA	$4,195	1.37%	$2,813	.94%	$2,920	.99%
Gainesville MSA	2,572	3.84	1,804	2.64	2,318	3.36
North Georgia	34,970	9.46	8,124	2.16	6,575	1.72
Western North Carolina	3,180	2.10	3,608	2.31	3,522	2.21
Coastal Georgia	335	.41	709	.88	815	1.02
East Tennessee	372	.59	488	.78	333	.54
Total	$45,624	4.39	$17,546	1.68	$16,483	1.58

(1)  Excludes non-performing loans and foreclosed properties covered by the loss-sharing agreement with the FDIC, related to the acquisition of Southern Community Bank.
(2)  Includes charge-offs on loans related to United’s previously announced asset disposition plan.  Such charge-offs severely distorted charge off rates for the first and second quarters of 2011.  A separate schedule has been included in this earnings release presenting the components of net charge-offs by loan category and geographic market for the first and second quarters of 2011.
(3)  Annualized.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Net Charge-Off Summary (1)

	Second Quarter 2011			First Quarter 2011			First Six Months 2011
(in thousands)	Other	Problem Asset Disposition Plan	Total	Other	Problem Asset Disposition Plan	Total	Other	Problem Asset Disposition Plan	Total
BY CATEGORY
Commercial (sec. by RE)	$4,972	$(1,713)	$3,259	$2,842	$45,765	$48,607	$7,814	$44,052	$51,866
Commercial construction	2,201	(1,332)	869	1,146	48,569	49,715	3,347	47,237	50,584
Commercial & industrial	639	(116)	523	513	3,527	4,040	1,152	3,411	4,563
Total commercial	7,812	(3,161)	4,651	4,501	97,861	102,362	12,313	94,700	107,013
Residential construction	9,471	(2,842)	6,629	10,643	81,495	92,138	20,114	78,653	98,767
Residential mortgage	5,844	(1,255)	4,589	4,989	31,394	36,383	10,833	30,139	40,972
Consumer / installment	625	(11)	614	383	308	691	1,008	297	1,305
Total	$23,752	$(7,269)	$16,483	$20,516	$211,058	$231,574	$44,268	$203,789	$248,057
BY MARKET
Atlanta MSA	$4,875	$(1,955)	$2,920	$3,296	$53,193	$56,489	$8,171	$51,238	$59,409
Gainesville MSA	2,576	(258)	2,318	954	7,662	8,616	3,530	7,404	10,934
North Georgia	10,360	(3,785)	6,575	8,544	114,761	123,305	18,904	110,976	129,880
Western North Carolina	4,263	(741)	3,522	6,749	19,698	26,447	11,012	18,957	29,969
Coastal Georgia	1,206	(391)	815	341	11,662	12,003	1,547	11,271	12,818
East Tennessee	472	(139)	333	632	4,082	4,714	1,104	3,943	5,047
Total	$23,752	$(7,269)	$16,483	$20,516	$211,058	$231,574	$44,268	$203,789	$248,057

(1)  This schedule presents net charge-offs by loan type and geographic market separated between those charge offs related to United’s first quarter 2011 Problem Asset Disposition Plan including losses on loans sold in the bulk loan sale transaction that closed on April 18, 2011 and all other charge-offs.  The charge-offs on the bulk loan sale recognized in the first quarter were estimated based on indicative bids from prospective buyers.  Actual losses were less than estimated resulting in an adjustment to the loss in the second quarter.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Operations (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share data)	2011	2010	2011	2010

Interest revenue:
Loans, including fees	$57,697	$66,659	$239,056	$277,904
Investment securities, including tax exempt of $255, $251, $1,009 and $1,137	13,296	13,215	56,260	59,958
Federal funds sold, commercial paper and deposits in banks	489	844	2,321	3,260
Total interest revenue	71,482	80,718	297,637	341,122

Interest expense:
Deposits:
NOW	807	1,662	3,998	6,966
Money market	800	2,036	5,456	7,552
Savings	41	81	234	331
Time	7,338	12,868	39,151	66,883
Total deposit interest expense	8,986	16,647	48,839	81,732
Federal funds purchased, repurchase agreements and other short-term borrowings	1,053	1,073	4,250	4,235
Federal Home Loan Bank advances	441	608	2,042	3,355
Long-term debt	2,375	2,755	10,544	10,749
Total interest expense	12,855	21,083	65,675	100,071
Net interest revenue	58,627	59,635	231,962	241,051
Provision for loan losses	14,000	36,000	251,000	223,000
Net interest revenue after provision for loan losses	44,627	23,635	(19,038)	18,051

Fee revenue:
Service charges and fees	7,248	7,039	29,110	30,127
Mortgage loan and other related fees	1,825	1,868	5,419	7,019
Brokerage fees	782	778	2,986	2,662
Securities gains, net	4	-	842	2,552
Loss from prepayment of debt	-	-	(791)	(2,233)
Other	2,808	2,757	12,342	8,421
Total fee revenue	12,667	12,442	49,908	48,548
Total revenue	57,294	36,077	30,870	66,599

Operating expenses:
Salaries and employee benefits	23,473	23,777	100,095	96,618
Communications and equipment	3,129	3,377	13,135	13,781
Occupancy	3,972	4,024	15,645	15,394
Advertising and public relations	944	1,102	4,291	4,625
Postage, printing and supplies	1,017	1,063	4,256	4,072
Professional fees	1,996	3,016	9,727	9,254
Foreclosed property	9,302	20,602	78,905	65,707
FDIC assessments and other regulatory charges	2,599	3,299	14,259	13,747
Amortization of intangibles	746	771	3,016	3,160
Other	3,902	3,887	18,270	16,594
Goodwill impairment	-	-	-	210,590
Loss on sale of nonperforming assets	-	-	-	45,349
Total operating expenses	51,080	64,918	261,599	498,891
Loss from continuing operations before income taxes	6,214	(28,841)	(230,729)	(432,292)
Income tax benefit	(3,687)	144,263	(3,983)	71,217
Net loss from continuing operations	9,901	(173,104)	(226,746)	(503,509)
Loss from discontinued operations, net of income taxes	-	-	-	(101)
Gain from sale of subsidiary, net of income taxes and selling costs	-	-	-	1,266
Net loss	9,901	(173,104)	(226,746)	(502,344)
Preferred stock dividends and discount accretion	3,025	2,586	11,838	10,316
Net loss available to common shareholders	$6,876	$(175,690)	$(238,584)	$(512,660)

Loss from continuing operations per common share - Basic	$.12	$(9.25)	$(5.97)	$(27.15)
Loss from continuing operations per common share - Diluted	.12	(9.25)	(5.97)	(27.15)
Loss per common share - Basic	.12	(9.25)	(5.97)	(27.09)
Loss per common share - Diluted	.12	(9.25)	(5.97)	(27.09)
Weighted average common shares outstanding - Basic	57,646	18,984	39,943	18,925
Weighted average common shares outstanding - Diluted	57,646	18,984	39,943	18,925

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet
	December 31,	December 31,
(in thousands, except share and per share data)	2011	2010
	(unaudited)	(audited)
ASSETS
Cash and due from banks	$53,807	$95,994
Interest-bearing deposits in banks	139,609	111,901
Federal funds sold, reverse repurchase agreements, commercial paper and short-term investments	185,000	441,562
Cash and cash equivalents	378,416	649,457
Securities available for sale	1,790,047	1,224,417
Securities held to maturity (fair value $333,912 and $267,988)	330,203	265,807
Mortgage loans held for sale	23,881	35,908
Loans, net of unearned income	4,109,614	4,604,126
Less allowance for loan losses	114,468	174,695
Loans, net	3,995,146	4,429,431
Assets covered by loss sharing agreements with the FDIC	78,145	131,887
Premises and equipment, net	175,088	178,239
Accrued interest receivable	20,693	24,299
Goodwill and other intangible assets	8,428	11,446
Foreclosed property	32,859	142,208
Other assets	150,514	183,160
Total assets	$6,983,420	$7,276,259
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand	$992,109	$793,414
NOW	1,509,896	1,424,781
Money market	1,038,778	891,252
Savings	199,007	183,894
Time:
Less than $100,000	1,332,394	1,496,700
Greater than $100,000	847,152	1,002,359
Brokered	178,647	676,772
Total deposits	6,097,983	6,469,172
Federal funds purchased, repurchase agreements, and other short-term borrowings	102,577	101,067
Federal Home Loan Bank advances	40,625	55,125
Long-term debt	120,225	150,146
Unsettled securities purchases	10,325	-
Accrued expenses and other liabilities	36,199	32,171
Total liabilities	6,407,934	6,807,681
Shareholders’ equity:
Preferred stock, $1 par value; 10,000,000 shares authorized;
Series A; $10 stated value; 21,700 shares issued and outstanding	217	217
Series B; $1,000 stated value; 180,000 shares issued and outstanding	177,092	175,711
Series D; $1,000 stated value; 16,613 shares issued and outstanding	16,613	-
Common stock, $1 par value; 100,000,000 shares authorized;
41,647,100 and 18,937,001 shares issued and outstanding	41,647	18,937
Common stock, non-voting, $1 par value; 30,000,000 shares authorized;
15,914,209 shares issued and outstanding	15,914	-
Common stock issuable; 93,681 and 67,287 shares	3,233	3,894
Capital surplus	1,054,940	741,244
Accumulated deficit	(730,861)	(492,276)
Accumulated other comprehensive income	(3,309)	20,851
Total shareholders’ equity	575,486	468,578
Total liabilities and shareholders’ equity	$6,983,420	$7,276,259

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended December 31,
	2011			2010
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$4,175,320	$57,773	5.49%	$4,768,120	$66,750	5.55%
Taxable securities (3)	2,114,069	13,041	2.47	1,327,999	12,964	3.90
Tax-exempt securities (1)(3)	27,224	417	6.13	25,917	410	6.33
Federal funds sold and other interest-earning assets	371,606	674	.73	558,143	1,091	.78

Total interest-earning assets	6,688,219	71,905	4.27	6,680,179	81,215	4.83
Non-interest-earning assets:
Allowance for loan losses	(145,559)			(185,300)
Cash and due from banks	54,485			112,923
Premises and equipment	176,182			178,729
Other assets (3)	245,664			467,871
Total assets	$7,018,991			$7,254,402

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,451,581	807	.22	$1,436,976	1,662	.46
Money market	1,041,375	800	.30	870,884	2,036	.93
Savings	198,541	41	.08	184,651	81	.17
Time less than $100,000	1,358,367	3,668	1.07	1,489,933	6,292	1.68
Time greater than $100,000	875,434	2,867	1.30	1,010,104	4,736	1.86
Brokered	180,933	803	1.76	491,477	1,840	1.49
Total interest-bearing deposits	5,106,231	8,986	.70	5,484,025	16,647	1.20

Federal funds purchased and other borrowings	102,776	1,053	4.06	102,830	1,073	4.14
Federal Home Loan Bank advances	40,625	441	4.31	58,712	608	4.11
Long-term debt	120,217	2,375	7.84	150,137	2,755	7.28
Total borrowed funds	263,618	3,869	5.82	311,679	4,436	5.65

Total interest-bearing liabilities	5,369,849	12,855	.95	5,795,704	21,083	1.44
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,008,327			809,604
Other liabilities	59,908			83,452
Total liabilities	6,438,084			6,688,760
Shareholders’ equity	580,907			565,642
Total liabilities and shareholders’ equity	$7,018,991			$7,254,402

Net interest revenue		$59,050			$60,132
Net interest-rate spread			3.32%			3.39%

Net interest margin (4)			3.51%			3.58%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $31.3 million in 2011 and $40.8 million in 2010 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Twelve Months Ended December 31,
	2011			2010
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$4,307,111	$239,195	5.55%	$4,960,805	$278,149	5.61%
Taxable securities (3)	1,973,678	55,251	2.80	1,425,322	58,821	4.13
Tax-exempt securities (1)(3)	25,693	1,651	6.43	27,827	1,860	6.68
Federal funds sold and other interest-earning assets	478,403	3,247	.68	408,359	4,293	1.05

Total interest-earning assets	6,784,885	299,344	4.41	6,822,313	343,123	5.03
Non-interest-earning assets:
Allowance for loan losses	(145,656)			(190,227)
Cash and due from banks	90,212			106,582
Premises and equipment	178,061			180,379
Other assets (3)	281,233			685,547
Total assets	$7,188,735			$7,604,594

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,348,493	3,998	.30	$1,360,729	6,966	.51
Money market	993,871	5,456	.55	780,982	7,552	.97
Savings	195,468	234	.12	184,479	331	.18
Time less than $100,000	1,471,596	18,648	1.27	1,581,750	30,260	1.91
Time greater than $100,000	948,659	14,347	1.51	1,084,967	23,114	2.13
Brokered	401,393	6,156	1.53	610,483	13,509	2.21
Total interest-bearing deposits	5,359,480	48,839	.91	5,603,390	81,732	1.46

Federal funds purchased and other borrowings	102,727	4,250	4.14	103,479	4,235	4.09
Federal Home Loan Bank advances	47,220	2,042	4.32	90,137	3,355	3.72
Long-term debt	139,666	10,544	7.55	150,107	10,749	7.16
Total borrowed funds	289,613	16,836	5.81	343,723	18,339	5.34

Total interest-bearing liabilities	5,649,093	65,675	1.16	5,947,113	100,071	1.68
Non-interest-bearing liabilities:
Non-interest-bearing deposits	915,649			769,395
Other liabilities	66,809			69,367
Total liabilities	6,631,551			6,785,875
Shareholders’ equity	557,184			818,719
Total liabilities and shareholders’ equity	$7,188,735			$7,604,594

Net interest revenue		$233,669			$243,052
Net interest-rate spread			3.25%			3.35%

Net interest margin (4)			3.44%			3.56%

(1)
Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans.  The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $32.2 million in 2011 and $43.2 million in 2010 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

UNITED COMMUNITY BANKS, INC.
Previously Reported Financial Information - As Restated for Full Valuation Allowance on Net Deferred Tax Asset
	For the Three Months Ended
	September 30, 2011			June 30, 2011			March 31, 2011			December 31, 2010
(in thousands, except per share	As	Adjust-	As	As	Adjust-	As	As	Adjust-	As	As	Adjust-	As
data; taxable equivalent)	Reported	ment	Restated	Reported	ment	Restated	Reported	ment	Restated	Reported	ment	Restated
Consolidated Statement of Operations
Income tax expense (benefit)	$(5,959)	$5,137	$(822)	$5,077	$(4,411)	$666	$(94,990)	$94,850	$(140)	$(12,446)	$156,709	$144,263
Net income (loss) from continuing operations	(6,202)	(5,137)	(11,339)	7,617	4,411	12,028	(142,486)	(94,850)	(237,336)	(16,395)	(156,709)	(173,104)
Net operating income (loss) from continuing operations	(6,202)	(5,137)	(11,339)	7,617	4,411	12,028	(142,486)	(94,850)	(237,336)	(23,574)	(161,280)	(184,854)
Net income (loss)	(6,202)	(5,137)	(11,339)	7,617	4,411	12,028	(142,486)	(94,850)	(237,336)	(16,395)	(156,709)	(173,104)
Net income (loss) available to common shareholders	(9,221)	(5,137)	(14,358)	4,601	4,411	9,012	(145,264)	(94,850)	(240,114)	(18,981)	(156,709)	(175,690)

Per Share Information
Income (loss) from continuing operations - basic	$(.16)	$(.09)	$(.25)	$.18	$.17	$.35	$(7.87)	$(5.13)	$(13.00)	$(1.00)	$(8.25)	$(9.25)
Income (loss) from continuing operations - diluted	(.16)	(.09)	(.25)	.08	.08	.16	(7.87)	(5.13)	(13.00)	(1.00)	(8.25)	(9.25)
Operating income (loss) from continuing operations - diluted	(.16)	(.09)	(.25)	.08	.08	.16	(7.87)	(5.13)	(13.00)	(1.38)	(8.49)	(9.87)
Income (loss) - basic	(.16)	(.09)	(.25)	.18	.17	.35	(7.87)	(5.13)	(13.00)	(1.00)	(8.25)	(9.25)
Income (loss) - diluted	(.16)	(.09)	(.25)	.08	.08	.16	(7.87)	(5.13)	(13.00)	(1.00)	(8.25)	(9.25)

Key Performance Measures
Return on equity (%)	(5.72)	(9.34)	(15.06)	5.34	37.26	42.60	(147.11)	(379.43)	(526.54)	(17.16)	(178.94)	(196.10)
Return on assets (%)	(.34)	(.30)	(.64)	.40	.26	.66	(7.61)	(5.43)	(13.04)	(.89)	(8.58)	(9.47)
Equity to assets (%)	11.83	(3.28)	8.55	11.21	(3.15)	8.06	8.82	(2.67)	6.15	8.85	(1.05)	7.80
Tangible equity to assets (%)	11.76	(3.34)	8.42	11.13	(3.20)	7.93	8.73	(2.72)	6.01	8.75	(1.11)	7.64
Tangible common equity to assets (%)	9.09	(3.44)	5.65	4.79	(3.42)	1.37	5.51	(2.81)	2.70	6.35	(1.13)	5.22
Tangible common equity to risk-weighted assets (%)	14.41	(5.89)	8.52	14.26	(5.57)	8.69	6.40	(5.65)	.75	9.05	(3.41)	5.64
Average total assets ($ in millions)	$7,261	$(261)	$7,000	$7,624	$(261)	$7,363	$7,595	$(216)	$7,379	$7,338	$(84)	$7,254
Average shareholders’ equity ($ in millions)	859	(261)	598	854	(260)	594	670	(216)	454	649	(83)	566

Regulatory Capital Ratios - Holding Company
Tier 1 leverage ratio (%)	8.97	(.18)	8.79	8.71	(.19)	8.52	4.95	(.20)	4.75	6.75	.01	6.76
Tier 1 risk-based capital ratio (%)	13.97	(.22)	13.75	13.88	(.26)	13.62	7.67	(.24)	7.43	9.67	.14	9.81
Total risk-based capital ratio (%)	15.84	(.21)	15.63	16.40	(.24)	16.16	15.34	(.49)	14.85	12.11	.14	12.25

Regulatory Capital Ratios - Bank
Tier 1 leverage ratio (%)	8.84	(.18)	8.66	8.54	(.19)	8.35	8.34	(.22)	8.12	7.45	-	7.45
Tier 1 risk-based capital ratio (%)	13.80	(.26)	13.54	13.62	(.29)	13.33	12.95	(.24)	12.71	10.72	.13	10.85
Total risk-based capital ratio (%)	15.07	(.25)	14.82	15.41	(.29)	15.12	14.73	(.24)	14.49	12.48	.13	12.61

UNITED COMMUNITY BANKS, INC.
Previously Reported Financial Information - As Restated for Full Valuation Allowance on Net Deferred Tax Asset
	For the Year to Date Period Ended
	September 30, 2011			June 30, 2011			March 31, 2011			December 31, 2010
(in thousands, except per share	As	Adjust-	As	As	Adjust-	As	As	Adjust-	As	As	Adjust-	As
data; taxable equivalent)	Reported	ment	Restated	Reported	ment	Restated	Reported	ment	Restated	Reported	ment	Restated

Consolidated Statement of Operations
Income tax expense (benefit)	$(95,872)	$95,576	$(296)	$(89,913)	$90,439	$526	$(94,990)	$94,850	$(140)	$(85,492)	$156,709	$71,217
Net income (loss) from continuing operations	(141,071)	(95,576)	(236,647)	(134,869)	(90,439)	(225,308)	(142,486)	(94,850)	(237,336)	(346,800)	(156,709)	(503,509)
Net operating income (loss) from continuing operations	(141,071)	(95,576)	(236,647)	(134,869)	(90,439)	(225,308)	(142,486)	(94,850)	(237,336)	(143,389)	(161,280)	(304,669)
Net income (loss)	(141,071)	(95,576)	(236,647)	(134,869)	(90,439)	(225,308)	(142,486)	(94,850)	(237,336)	(345,635)	(156,709)	(502,344)
Net income (loss) available to common shareholders	(149,884)	(95,576)	(245,460)	(140,663)	(90,439)	(231,102)	(145,264)	(94,850)	(240,114)	(355,951)	(156,709)	(512,660)

Per Share Information
Income (loss) from continuing operations - basic	$(4.41)	$(2.82)	$(7.23)	$(6.40)	$(4.12)	$(10.52)	$(7.87)	$(5.13)	$(13.00)	$(18.87)	$(8.28)	$(27.15)
Income (loss) from continuing operations - diluted	(4.41)	(2.82)	(7.23)	(6.40)	(4.12)	(10.52)	(7.87)	(5.13)	(13.00)	(18.87)	(8.28)	(27.15)
Operating income (loss) from continuing operations - diluted	(4.41)	(2.82)	(7.23)	(6.40)	(4.12)	(10.52)	(7.87)	(5.13)	(13.00)	(8.12)	(8.52)	(16.64)
Income (loss) - basic	(4.41)	(2.82)	(7.23)	(6.40)	(4.12)	(10.52)	(7.87)	(5.13)	(13.00)	(18.81)	(8.28)	(27.09)
Income (loss) - diluted	(4.41)	(2.82)	(7.23)	(6.40)	(4.12)	(10.52)	(7.87)	(5.13)	(13.00)	(18.81)	(8.28)	(27.09)

Consolidated Statement of Changes in Shareholders’ Equity
Net income (loss)	$(141,071)	$(95,576)	$(236,647)	$(134,869)	$(90,439)	$(225,308)	$(142,486)	$(94,850)	$(237,336)	$(345,635)	$(156,709)	$(502,344)
Unrealized holding gains (losses) on available for sale securities	2,910	1,678	4,588	5,133	2,870	8,003	(1,003)	(674)	(1,677)	(4,986)	(3,165)	(8,151)
Reclassification adjustment for gains on securities available for sale included in fee revenue	-	-	-	-	-	-	-	-	-	(1,559)	(993)	(2,552)
Unrealized losses on derivative financial instruments qualifying as cash flow hedges	(7,680)	(4,890)	(12,570)	(5,879)	(3,743)	(9,622)	(2,580)	(1,643)	(4,223)	(10,011)	(6,070)	(16,081)
Comprehensive income (loss)	(145,841)	(98,788)	(244,629)	(135,615)	(91,312)	(226,927)	(146,069)	(97,167)	(243,236)	(362,191)	(166,937)	(529,128)
Penalty received on incomplete private equity transaction	2,375	875	3,250	2,375	875	3,250	-	-	-	-	-	-

Consolidated Statement of Cash Flows
Net income (loss)	$(141,071)	$(95,576)	$(236,647)	$(134,869)	$(90,439)	$(225,308)	$(142,486)	$(94,850)	$(237,336)	$(345,635)	$(156,709)	$(502,344)
Deferred income tax benefit	-	-	-	-	-	-	-	-	-	(87,455)	156,709	69,254
Net change in other assets and accrued interest receivable	(35,735)	95,576	59,841	(49,255)	90,439	41,184	(90,321)	94,850	4,529	-	-	-

Key Performance Measures
Return on equity (%)	(43.31)	(108.01)	(151.32)	(76.07)	(269.79)	(345.86)	(147.11)	(379.43)	(526.54)	(57.08)	(27.98)	(85.06)
Return on assets (%)	(2.52)	(1.85)	(4.37)	(3.57)	(2.59)	(6.16)	(7.61)	(5.43)	(13.04)	(4.53)	(2.08)	(6.61)
Equity to assets (%)	10.61	(3.03)	7.58	10.02	(2.91)	7.11	8.82	(2.67)	6.15	11.01	(.24)	10.77
Tangible equity to assets (%)	10.53	(3.08)	7.45	9.94	(2.96)	6.98	8.73	(2.72)	6.01	9.15	(.32)	8.83
Tangible common equity to assets (%)	6.44	(3.23)	3.21	5.15	(3.12)	2.03	5.51	(2.81)	2.70	6.80	(.32)	6.48
Tangible common equity to risk-weighted assets (%)	14.41	(5.89)	8.52	14.26	(5.57)	8.69	6.40	(5.65)	.75	9.05	(3.41)	5.64
Average total assets ($ in millions)	$7,492	$(246)	$7,246	$7,609	$(238)	$7,371	$7,595	$(216)	$7,379	$7,626	$(21)	$7,605
Average shareholders’ equity ($ in millions)	795	(246)	549	763	(239)	524	670	(216)	454	840	(21)	819

UNITED COMMUNITY BANKS, INC.
Previously Reported Financial Information - As Restated for Full Valuation Allowance on Net Deferred Tax Asset
	As Of
	September 30, 2011			June 30, 2011			March 31, 2011			December 31, 2010
(in thousands, except per share	As	Adjust-	As	As	Adjust-	As	As	Adjust-	As	As	Adjust-	As
data; taxable equivalent)	Reported	ment	Restated	Reported	ment	Restated	Reported	ment	Restated	Reported	ment	Restated
Consolidated Balance Sheet
Net deferred tax asset	$264,275	$(264,275)	$-	$261,268	$(261,268)	$-	$266,367	$(266,367)	$-	$166,937	$(166,937)	$-
Other assets	153,329	(575)	152,754	172,074	3,894	175,968	174,742	2,263	177,005	183,160	-	183,160
Total assets	7,159,123	(264,850)	6,894,273	7,409,669	(257,374)	7,152,295	7,973,592	(264,104)	7,709,488	7,443,196	(166,937)	7,276,259
Capital surplus	1,052,690	875	1,053,565	1,051,607	875	1,052,482	738,963	-	738,963	741,244	-	741,244
(Accumulated deficit) retained earnings	(485,451)	(252,285)	(737,736)	(476,230)	(247,148)	(723,378)	(480,831)	(251,559)	(732,390)	(335,567)	(156,709)	(492,276)
Accumulated other comprehensive income	26,309	(13,440)	12,869	30,333	(11,101)	19,232	27,496	(12,545)	14,951	31,079	(10,228)	20,851
Total shareholders’ equity	848,217	(264,850)	583,367	859,975	(257,374)	602,601	850,148	(264,104)	586,044	635,515	(166,937)	468,578
Total liabilities and shareholders’ equity	7,159,123	(264,850)	6,894,273	7,409,669	(257,374)	7,152,295	7,973,592	(264,104)	7,709,488	7,443,196	(166,937)	7,276,259

Key Performance Measures
Book value per share	$11.37	$(4.60)	$6.77	$11.59	$(4.48)	$7.11	$14.78	$(12.58)	$2.20	$24.48	$(9.08)	$15.40
Tangible book value per share	11.26	(4.65)	6.61	11.47	(4.53)	6.94	14.44	(12.75)	1.69	23.78	(8.98)	14.80
Nonperforming assets to total assets (%)	2.64	.10	2.74	1.60	.06	1.66	1.73	.06	1.79	4.32	.10	4.42